Exhibit 10.6

AGREEMENT (this “Agreement”), dated as of November 14, 2011, by and among Titan Pharmaceuticals, Inc., a Delaware corporation (“Titan”), Deerfield Private Design Fund II, L.P., a Delaware limited partnership (“DPDF”), Deerfield Private Design International II, L.P., a limited partnership organized under the laws of the British Virgin Islands (“DPDI”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“DSS Del.”) and Deerfield Special Situations Fund International Limited, a company organized under the laws of the British Virgin Islands (“DSS BVI” and together with DPDF, DPDI and DSS Del., individually, a “Noteholder” and together, the “Noteholders” and, together with Titan, the “Parties”).

WHEREAS, the Parties are party to a Facility Agreement dated as March 15, 2011 pursuant to which, among other things, Titan issued to the Noteholders the Notes (as defined in the Facility Agreement), each dated April 5, 2011, in the aggregate original principal amount of $20,000,000. Such Notes, the allocation of the outstanding principal balances thereunder among the Noteholders and the reduced principal balances thereunder after giving effect to the debt forgiveness contemplated hereby are more specifically set forth on Exhibit A hereto (the “Promissory Notes”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. (a) Section 2.2(a) of the Facility Agreement is hereby amended to read as follows:

“Section 2.2. Repayment. (a) Subject to the provisions of Section 2.2(b), the Borrower shall prepay the Notes in four (4) equal installments on each of the second, third, fourth and fifth anniversaries of their issue date, each such installment to be in an aggregate amount for all Notes equal to Two Million Five Hundred Thousand Dollars ($2,500,000),”

(b) The Noteholders hereby forgive an aggregate of $10,000,000 of indebtedness owing by Titan to the Noteholders under the Promissory Notes. Accordingly, as of the date hereof, the outstanding principal balances owing by Titan to the Noteholders under the Promissory Notes have been reduced to the amounts set forth on Exhibit A.

(c) Except as otherwise amended by this Section 1 and Section 2 below, the Facility Agreement shall remain in full force and effect in accordance with its terms.

2. If Titan shall at any time receive any Excess Royalty Amounts, then Titan shall make a prepayment of the outstanding principal amount of the Promissory Notes in an amount equal to fifty percent (50%) of such Excess Royalty Amounts actually received, pro rata. For the purposes of this Section 2, the Excess Royalty Amounts shall mean the amount, if any, of the Titan Entitlement (as defined in Section 5(c) of the New Purchase Agreement defined below) distributed to Titan in accordance with the Paying Agent Agreement (as defined below) if any.

3. (a) The definition of Obligations set forth in Section 9 of the Security Agreement (as defined in the Facility Agreement) is hereby amended to read as follows:

“Obligations” means:

(1) the full and prompt payment by Obligor when due of all obligations and liabilities to Secured Party, whether now existing or hereafter arising, under the Financing Documents and the due performance and compliance by Obligor with the terms thereof;

(2) any and all sums advanced in accordance with the terms of the Financing Documents or applicable law by Secured Party in order to preserve the Collateral or to preserve the Secured Party’s security interest in the Collateral; and

(3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of Obligor referred to in the immediately preceding clauses (1) and (2), the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by Secured Party of its rights hereunder, together with reasonable and documented attorneys’ fees and court costs (items 1, 2, and 3, the “Note Obligation”); and

(4) the obligations of Titan under the Amended and Restated Royalty Agreement dated November 14, 2011 by and among Deerfield Private Design Fund II, L.P., Deerfield Special Situations Fund, L.P., Horizon Santé TTNP SARL (collectively, the “Deerfield Parties”) and Obligor and the Royalty Purchase Agreement dated November 14, 2011 by and among the Deerfield Parties and Obligor (as each may be amended, modified and supplemented from time to time).

provided, however, that after the Note Obligations have been fulfilled, “Obligations” shall mean only the obligations set forth in Item 4.”

(b) The term “Collateral” provided for in Section (a) of the Security Agreement is hereby amended to add thereto the following:

“; provided, however, that (i) after the Note Obligations have been fulfilled, the Collateral shall mean and extend only to Obligor’s right to receive royalty payments from Novartis Pharma A.G (“Novartis”) pursuant to the Sublicense Agreement between Obligor and Novartis having an effective date of November 20, 1997 (as amended, modified and supplemented from time to time) but excluding that portion of such royalties which are allocated to royalty payments to be made by Obligor to Sanofi (“Sanofi”) pursuant to the Worldwide License Agreement between Obligor and Sanofi having an effective date of December 31, 1996 (as amended, modified and supplemented from time to time) (the “Excluded Collateral”) and (ii) at no time (whether prior to or after payment in full of the Note Obligations shall the term “Collateral” include the Excluded Collateral”).

4. Deerfield shall not exercise the rights granted to it pursuant to Section 6.03(g) of the Paying Agent Agreement (as defined below) unless an Exercise Event has occurred. For the purpose of this Section 4, an Exercise Event shall occur if each of the following events shall exist: (A) a court of competent jurisdiction shall have determined in a non-appealable order that the true sale contemplated by the New Purchase Agreement should not be characterized as a sale but instead as a transfer of a security interest and (B) (i) Titan commences a proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or files a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or (ii) Titan consents to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or (iii) there is commenced against Titan a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days.

5. The Equity Option Agreement, dated March 15, 2011 made by and between Deerfield TTNP Corporation, DPDI, DSS BVI and Titan is hereby terminated.

6. Titan has delivered to DPDF, DSS Del. and Horizon a Royalty Purchase Agreement, dated the date hereof, in the form attached as Exhibit B (as amended, modified and supplemented from time to time, the “New Purchase Agreement”) providing for, among other things, the sale by Titan of the Royalties (as defined therein) to such entities.

7. Titan has delivered to DPDF, DSS Del. and Horizon an Amended and Restated Royalty Agreement dated the date hereof in the form attached as Exhibit C providing for, among other things, the sale by Titan of the Royalties (as defined therein) to such entities.

8. The Parties have entered into a Cash Management Agreement in the form attached hereto as Exhibit D .

9. The Parties have entered into a Paying Agent Agreement in the form attached hereto as Exhibit E (the “Paying Agent Agreement”).

10. The provisions of Section 5.1 through 5.8 and Sections 5.10 and 5.13 of the Facility Agreement are hereby incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Capital, L.P., General Partner
By: J. E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
Name: James E. Flynn
Title: President

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Capital, L.P., General Partner
By: J. E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
Name: James E. Flynn
Title: President

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Capital, L.P., General Partner
By: J. E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
Name: James E. Flynn
Title: President

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	/s/ James E. Flynn
Name: James E. Flynn
Title: Director

Agreed as to Section 6

DEERFIELD TTNP CORPORATION

By:	/s/ Jeffrey Kaplan
Name: Jeffrey Kaplan
Title: Treasurer

EXHIBIT A

Noteholders	Initial/Outstanding Principal Amount	Reduced Principal Amount
Deerfield Private Design Fund II, L.P.	$7,456,000	$3,728,000
Deerfield Private Design International II, L.P.	$8,544,000	$4,272,000
Deerfield Special Situations Fund, L.P.	$1,560,000	$780,000
Deerfield Special Situations Fund International Limited	$2,440,000	$1,220,000
Total	$20,000,000	$10,000,000